Exhibit 99-3

STATEMENT OF SINGLE BOND COVERAGE

In accordance with Rule 17g-1(g)(1)(ii)(c), set forth below is the amount each of the Registrants listed below would have provided and maintained under a single insured bond had it not been named as an insured under a joint Investment Company Blanket Bond.

Registrant	Amount of Bond (in dollars)
Pioneer Asset Allocation Trust Pioneer Solutions – Balanced Fund Pioneer Solutions - Conservative Fund Pioneer Solutions - Growth Fund	900,000
Pioneer Bond Fund	2,300,000
Pioneer Diversified High Income Trust	600,000
Pioneer Emerging Markets Fund	525,000
Pioneer Equity Income Fund	1,500,000
Pioneer Floating Rate Trust	750,000
Pioneer Fund	2,300,000
Pioneer High Income Trust	750,000
Pioneer High Yield Fund	1,250,000
Pioneer ILS Bridge Fund	50,000
Pioneer ILS Interval Fund	525,000
Pioneer Mid Cap Value Fund	1,000,000
Pioneer Money Market Trust, a series fund consisting of: Pioneer U.S. Government Money Market Fund	750,000
Pioneer Municipal High Income Trust	750,000
Pioneer Municipal High Income Advantage Trust	750,000
Pioneer Real Estate Shares	600,000
Pioneer Series Trust II, a series trust consisting of: Pioneer AMT-Free Municipal Fund Pioneer Select Mid Cap Growth Fund	1,900,000
Pioneer Series Trust III, a series trust consisting of: Pioneer Disciplined Value Fund	900,000
Pioneer Series Trust IV, a series trust consisting of: Pioneer Classic Balanced Fund Pioneer Multi-Asset Income Fund	1,250,000
Pioneer Series Trust V, a series trust consisting of: Pioneer Global Equity Fund Pioneer High Income Municipal Fund Pioneer U.S. Corporate High Yield Fund	1,000,000
Pioneer Series Trust VI, a series trust consisting of: Pioneer Floating Rate Fund Pioneer Flexible Opportunities Fund	1,500,000
Pioneer Series Trust VII, a series trust consisting of: Pioneer Global Multisector Income Fund Pioneer Global High Yield Fund	900,000

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Pioneer Series Trust VIII, a series trust consisting of : Pioneer International Equity Fund	600,000
Pioneer Series Trust X, a series trust consisting of: Pioneer Dynamic Credit Fund Pioneer Fundamental Growth Fund Pioneer Multi-Asset Ultrashort Income Fund	2,300,000
Pioneer Series Trust XI, a series trust consisting of: Pioneer Core Equity Fund	1,250,000
Pioneer Series Trust XII, a series trust consisting of: Pioneer Disciplined Growth Fund	1,250,000
Pioneer Short Term Income Fund	900,000
Pioneer Strategic Income Fund	2,300,000
Pioneer Variable Contracts Trust, a series trust consisting of:	1,250,000
Pioneer Bond VCT Portfolio
Pioneer Emerging Markets VCT Portfolio
Pioneer Equity Income VCT Portfolio
Pioneer Fund VCT Portfolio
Pioneer Select Mid Cap Growth VCT Portfolio
Pioneer High Yield VCT Portfolio
Pioneer Mid Cap Value VCT Portfolio
Pioneer Real Estate Shares VCT Portfolio
Pioneer Strategic Income VCT Portfolio

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of September, 2016

/s/ Carol B. Hannigan

Carol B. Hannigan

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